UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2013

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events

On November 14, 2013, the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) voted to amend the Company’s Amended and Restated Bylaws (the “Bylaws”) for the purpose of expanding the scope of the advance notice procedures relating to stockholder nominations of directors and stockholder proposals, clarifying certain of the Board committee responsibilities, and modifying the Bylaws indemnification procedures relating to advancement of expenses. These amendments are contained in Section 7 of ARTICLE I, Sections 2, 3 and 4 of ARTICLE III, and Section 5 of ARTICLE V. A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.2.

On November 14, 2013, the Board also declared a regular quarterly cash dividend of $0.1875 per share payable December 27, 2013 to stockholders of record at the close of business on December 6, 2013.

A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Destination Maternity Corporation.

99.1	Press Release of the Company dated November 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 20, 2013	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Destination Maternity Corporation.

99.1	Press Release of the Company dated November 20, 2013.